Exhibit 1.5

CITY OFFICE REIT, INC.

Up to 15,000,000 Shares of Common Stock

(par value $0.01 per share)

Up to 1,000,000 Shares of 6.625% Series A Cumulative Redeemable Preferred Stock

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

February 26, 2020

B. Riley FBR, Inc.

299 Park Ave, 21st Floor

New York, New York 10171

Ladies and Gentlemen:

City Office REIT, Inc., a Maryland corporation (the “Company”) and the sole general partner of City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with B. Riley FBR, Inc. (the “Manager”) as follows:

SECTION 1. Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, up to 15,000,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to 1,000,000 shares (the “Series A Preferred Shares” and, together with the Common Shares, the “Shares”) of 6.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth herein. The Company and the Operating Partnership each agree that, whenever the Company determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company, the Operating Partnership and the Manager, relating to such sale in accordance with Section 3 hereof. The Company and the Operating Partnership have also entered into equity distribution agreements, each dated the date hereof, pursuant to which the Company may, from time to time during the term of such Alternative Distribution Agreement, issue and sell through or to KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., BMO Capital Markets Corp., RBC Capital Markets, LLC, D.A. Davidson & Co., and Janney Montgomery Scott LLC (each, an “Alternative Manager” and, together with any other manager with which the Company and Operating Partnership may enter into an equity distribution agreement with respect to the Shares, the “Alternative Managers” and such agreements, collectively, together with any other equity distribution agreement with respect to the Shares into which the Company and the Operating Partnership may enter into with Alternative Managers, each, an “Alternative Distribution Agreement,” and collectively, the “Alternative Distribution Agreements”), each as sales agent and/or principal, not to exceed 15,000,000 Common Shares and 1,000,000 Series A Preferred Shares for each such Alternative Manager, for an aggregate offering size not to exceed 15,000,000 shares of Common Stock and 1,000,000 Series A Preferred Shares (the “Maximum Number”). The aggregate number of Shares that may be sold pursuant to this Agreement and pursuant to the Alternative Distribution Agreements shall not exceed the Maximum Number.

At each Settlement Date (as hereinafter defined), (i) the Company will contribute the net proceeds from the offering of the Common Shares to the Operating Partnership in exchange for limited partnership units in the Operating Partnership (the “OP Units”), and the Operating Partnership will issue the OP Units to the Company, and (ii) the Company will contribute the net proceeds from the offering of the Series A Preferred Shares to the Operating Partnership in exchange for 6.625% Series A Cumulative Redeemable Preferred Units in the Operating Partnership (the “Series A Preferred Units”), and the Operating Partnership will issue the Series A Preferred Units to the Company. For purposes of this Agreement, the terms “Subsidiary” or “Subsidiaries” shall mean those entities in which the Company or the Operating Partnership holds at least a 50% equity interest, each of which is listed on Schedule D hereto.

The Company has filed not earlier than three years prior to the date hereof, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a “shelf” registration statement (File No. 333-236637) on Form S-3 which became effective on February 26, 2020, including a Basic Prospectus (as defined below), which relates to certain securities, including the Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (as hereinafter defined) to the Basic Prospectus, which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the offering of the Shares, in the form most recently filed by the Company with the Commission pursuant to Rule 424(b) under the Act. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing after the execution of this Agreement of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). Except where the context otherwise requires, “General Disclosure Package,” as used herein, means, as of each Time of Sale (as hereinafter defined), the Prospectus, each Permitted Free Writing Prospectus and the public offering price of the Shares sold at the relevant Time of Sale, and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

SECTION 2. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally represent and warrant to, and agree with the Manager that:

(a)    The Company met the requirements for use of Form S-3 under the Act at the time it filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) on Form S-3 (File No. 333-236637), including a related Basic Prospectus, for registration under the Act of the offering and sale of certain securities, including the Shares. Each of the Registration Statement and any amendment thereto has become effective under the Act upon filing. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any free writing prospectus has been issued and no proceedings for any of the foregoing purposes have been instituted or are pending or, to the Company’s knowledge, are threatened. The Company has complied with each request (if any) from the Commission for additional or supplemental information. Each Incorporated Document, at the time it was or hereafter is filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply (as applicable) in all material respects with the requirements of the Exchange Act.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(d) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Basic Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b)    Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act. The Prospectus and any amendments or supplements thereto complied or will comply with the requirements of the Act in all material respects at the time the Prospectus and any amendments or supplements thereto were or will be filed with the Commission, complies with the requirements of the Act in all material respects as of the date hereof (if filed with the Commission on or prior to the date hereof) and will comply with the requirements of the Act in all material respects as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”) and at each Settlement Date.

(c)    Neither the Registration Statement nor any amendment thereto, at its effective time or at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the time of each Time of Sale and at each Settlement Date, none of (A) the General Disclosure Package and (B) any Permitted Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at each Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Incorporated Document, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Manager or any Alternative Manager expressly for use therein.

(d)    (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(e)    No issuer free writing prospectus (as defined in Rule 433 of the Act) conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

(f)    The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Offered Stock,” “Description of Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of the Partnership Agreement of City Office REIT Operating Partnership,

L.P.,” “Material Federal Income Tax Considerations” and “Plan of Distribution,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the caption “Item 13. Certain Relationships and Related Transactions, and Director Independence,” insofar as such statements summarize legal matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or legal or governmental proceedings. There are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement, the Prospectus or the Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

(g)    Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offer of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act in all material respects; the Company has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; and the Company is not an “ineligible issuer” as defined in Rule 405 under the Act (without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(h)    There are no material legal or governmental proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened to which the Company, the Operating Partnership or any of the Subsidiaries is a party, or to which any of their respective properties or assets are subject, that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described.

(i)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary corporate power and authority, to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures so to qualify or be in good standing could not, (A) individually, or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, properties, assets, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries taken as a whole of the Company or (B) prevent the consummation of the transaction contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”).

(j)    The Operating Partnership is duly organized, validly existing as a limited partnership and in good standing under the laws of the State of Maryland, and has all necessary limited partnership power and authority, to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under this Agreement. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing could not result in a Material Adverse Effect.

(k)    Each Subsidiary is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization set forth opposite its name on Schedule D annexed hereto; the Subsidiaries listed on Schedule D comprise all of the subsidiaries of the Company; each Subsidiary has the full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and

the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of its properties requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not have a Material Adverse Effect; all of the issued shares of capital stock, units of limited partnership interest and units of membership interest, as the case may be, of each Subsidiary have been duly authorized, are validly issued, are, with respect to shares of capital stock, fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive or similar rights, except as would not reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or the Operating Partnership, as the case may be, owns the shares of capital stock, units of limited partnership interest or percentage of membership interests of the Subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”), except as would not reasonably be expected to have a Material Adverse Effect and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in each of the Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in any of the Subsidiaries are outstanding, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(l)    This Agreement has been duly executed and delivered by each of the Company and the Operating Partnership. The Articles Supplementary to the Company’s charter setting forth the terms of the Series A Preferred Shares (the “Articles Supplementary”) has been duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”). The Forth Amendment to the Amended and Restated Agreement of the Operating Partnership, as amended, setting forth the terms of the Series A Preferred Units (the “Operating Partnership Agreement Amendment”) will be, prior to the first Settlement Date, duly authorized, executed and delivered. The Operating Partnership Agreement Amendment will, prior to the first Settlement Date, constitute a legally valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(m)    The execution, delivery and performance of this Agreement and the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds” and any issuance of the shares of the Common Stock upon conversion of the Series A Preferred Shares) have been duly authorized by all necessary corporate or other action and, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with or constitute a breach of any term or provision of the Company’s, Operating Partnership’s or the Subsidiaries’ respective charter, certificate of limited partnership, bylaws, limited partnership agreement or similar governing documents; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any Lien, security interest, charge or encumbrance upon any of the properties of the Company, the Operating Partnership or the Subsidiaries or, except as contemplated by this Agreement, require any payment by the Company, the Operating Partnership or any of the Subsidiaries or impose any liability on the Company, the Operating Partnership or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of their respective properties are bound or affected other than this Agreement; (iii) violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or the Subsidiaries or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of the Company’s, Operating Partnership’s or the Subsidiaries’ corporate or other power and authority to own or lease and operate their respective properties and conduct their respective businesses, except, in the cases of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(n)    At each Time of Sale and each Settlement Date, there are and will be no (i) options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) grant of options, restricted stock or restricted stock units after the date of the Registration Statement, the General Disclosure Package or the Prospectus under any stock incentive plan of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. The information in the Registration Statement, General Disclosure Package and the Prospectus insofar as it relates to all outstanding options and restricted stock units and other rights to acquire securities of the Company as of the dates referred to in the Registration Statement, the General Disclosure Package and the Prospectus, is true and correct in all material respects.

(o)    The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities or options, including OP Units, referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of the Company’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of the Company’s capital stock has been issued in violation of any preemptive rights or similar rights of any securityholder of the Company. All previous offers and sales of the outstanding shares of the Company’s capital stock, whether described in the Registration Statement, the General Disclosure Package, the Prospectus or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of the Company, including, without limitation, the outstanding Common Stock and Series A Preferred Stock, conform in all material respects with the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, and such descriptions conform in all material respects with the instruments defining the same. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The descriptions of the Company’s stock plans, equity incentive plans and other equity arrangements, and the rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements and rights.

(p)    The authorized, issued and outstanding OP Units and the Series A Preferred Units are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The OP Units and the Series A Preferred Units have been duly authorized, are validly issued and have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, OP Units, Series A Preferred Units or other ownership interests in the Operating Partnership are or will be outstanding at each Time of Sale or each Settlement Date.

(q)    The shares of Common Stock initially issuable upon conversion of the Series A Preferred Shares have been duly authorized and, when issued upon conversion of the Series A Preferred Shares in accordance with the terms of the Articles Supplementary to the Company’s charter setting forth the terms of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to or in violation of any preemptive or similar rights. The Board of Directors of the Company has duly and validly reserved such shares of Common Stock for issuance upon conversion of the Series A Preferred Shares.

(r)    Neither of the Company’s nor the Operating Partnership’s securities are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(s)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(t)    Prior to the first Settlement Date, the Company will have applied to have the Shares listed on the New York Stock Exchange (the “NYSE”). The Company is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock.

(u)    No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by the Company and the Operating Partnership of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as may be required for the registration of the Shares under the Act and the listing of the Shares on the NYSE, (ii) filings under the Exchange Act, or (iii) filings required for compliance with the applicable state securities or Blue Sky laws or the bylaws, rules and other pronouncements of FINRA.

(v)    Upon the completion of the sale of any Shares, the Company will be the holder of the OP Units and the Series A Preferred Units as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company will be the sole general partner of the Operating Partnership.

(w)    The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)    Since the respective dates as of which information is given, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been (i) any Material Adverse Effect; (ii) any material adverse change, loss, reduction, termination or non-renewal of any material contract to which the Company, the Operating Partnership or any of the Subsidiaries is a party; (iii) any transaction entered into by the Company, the Operating Partnership or any of the Subsidiaries not in the ordinary course of its business that is material to the Company, the Operating Partnership or any Subsidiary; (iv) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for regular quarterly dividends on the Common Stock and Series A Preferred Stock in amounts per share as set forth in the Registration Statement, General Disclosure Package and the Prospectus or, in the case of a regular quarterly dividend that has been declared by the Company’s board of directors but not yet announced by the Company, in an amount equal to the amount of the most recent regular quarterly dividend set forth in the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by the Company, the Operating Partnership or any of the Subsidiaries that are material to the Company or any of the Subsidiaries; (vi) any change in the capitalization of the Company or any of the Subsidiaries, except for issuances pursuant to the Company’s equity incentive plans; or (vii) any change in the indebtedness of the Company, the Operating Partnership or any of the Subsidiaries that is material to the Company or any Subsidiary.

(y)    Neither the Company, the Operating Partnership nor any affiliate thereof has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock or Series A Preferred Stock to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(z)    The Company, the Operating Partnership and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof; and have paid all material taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due, except for such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made for financial accounting purposes. Neither the Company, the Operating Partnership nor any of the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company, the Operating Partnership or any of the Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(aa)    The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Act, and the Public Company Accounting Oversight Board (United States).

(bb)    Neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of, or in default under, any of the terms or provisions of (i) its charter, bylaws, certificate of formation, operating agreement, limited partnership agreement or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected or (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, except, with respect to clause (ii) or (iii) above, where any such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)    Each of the Company, the Operating Partnership and the Subsidiaries owns, or possesses adequate rights to use, or can acquire on reasonable terms, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for the Company’s, the Operating Partnership’s or the Subsidiaries’ businesses), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of the Company, the Operating Partnership and the Subsidiaries as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”). The Company, the Operating Partnership or any of the Subsidiaries has not received any notice of conflict with, and to the Company’s and Operating Partnership’s knowledge, neither the Company, the Operating Partnership nor any of the Subsidiaries has infringed or is infringing, the asserted rights of others with respect to the Intellectual Property that if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and the Company and the Operating Partnership knows of no reasonable basis therefore. To the knowledge of the Company and the Operating Partnership, no other parties have infringed upon or are in conflict with any material Intellectual Property owned by the Company, the Operating Partnership or the Subsidiaries. Neither the Company, the Operating Partnership nor any of the Subsidiaries is a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by the Company, the Operating Partnership or any of the Subsidiaries to any person by reason of the ownership or use of any Intellectual Property, except for software and computer applications used in the ordinary course of business.

(dd)    (i) The Company, the Operating Partnership and Subsidiaries have marketable title in fee simple or leasehold interests to all real property and good title to all personal property, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company, the Operating Partnership and the Subsidiaries (the “Properties”), and in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as does not, individually or in the aggregate, materially affect the value of such Properties and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company, the Operating Partnership or any of the Subsidiaries; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (iii) all of the leases and subleases material to the business of the Company, the Operating Partnership and each Subsidiary, taken as a whole, and under which the Company, the Operating Partnership or any Subsidiaries hold Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, with such exceptions as are not material, and neither the Company, the Operating Partnership nor any Subsidiary has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company, the Operating Partnership or the Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of any of the Company, the Operating Partnership or the Subsidiaries to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof, which violation would reasonably be expected to have a Material Adverse Effect; (v) each of the Properties held by the Company, the Operating Partnership and the Subsidiaries complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not individually or in the aggregate reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company, the Operating Partnership and the Subsidiaries; (vi) none of the Company, the Operating Partnership or the Subsidiaries have received from any federal, state, local, municipal or other administrative, regulatory or governmental authority (collectively, “Governmental Authority”) any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Operating Partnership knows and each is otherwise unaware of any such condemnation or zoning change that is threatened; and (vii) except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(ee)    The Operating Partnership and each Subsidiary has title insurance on the fee interests and/or leasehold interests in their respective Properties covering such risks and in such amounts as are commercially reasonable for such Properties, and such title insurance is in full force.

(ff)    Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the mortgages and deeds of trust encumbering the Properties described in the Registration Statement, the General Disclosure Package and the Prospectus are not convertible into debt or equity securities of the entity owning such Property described; (ii) such mortgages and deeds of trust that will remain outstanding are not cross-defaulted or cross-collateralized with any property other than the Properties; and (iii) none of the Company, the Operating Partnership or any Subsidiary holds participating interests in such mortgages or deeds of trust.

(gg)    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, (A) neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, contaminants, toxic or hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or to the knowledge of the Company and the Operating

Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh)    Each of the Company, the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable in respect of the businesses in which they are engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus; each such policy and instrument is, to the knowledge of the Company and the Operating Partnership, in full force and effect and each of the Company, the Operating Partnership, and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has made any material claims under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership, or the Subsidiaries has any reasonable reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ii)    The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

(jj)    Each of the Company, the Operating Partnership and the Subsidiaries maintains effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(kk)    Each of the Company, the Operating Partnership and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s inception, there has been (i) no material weakness in the internal control over financial reporting (whether or not remediated) of the Company, the Operating Partnership and the Subsidiaries and (ii) no change in the internal control over financial reporting of the Company, the Operating Partnership and the Subsidiaries that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company, the Operating Partnership and the Subsidiaries.

(ll)    There is and has been no failure on the part of the Company or any of its officers and directors, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply. The Company is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(mm)    Commencing with the taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s organization and current and proposed method of operation as set forth in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2020 and subsequent tax years; neither the Company nor any of the Subsidiaries has taken any action that could cause the Company to fail to qualify as a REIT for its tax year ended December 31, 2019 and subsequent tax years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(nn)    Throughout the period from its formation through the date hereof, the Operating Partnership and each Subsidiary (other than Subsidiaries that have elected to be taxable REIT subsidiaries of the Company) has been formed as a partnership or a limited liability company for state law purposes, has been properly classified either as a partnership or as an entity disregarded as separate from the Company for United States federal income tax purposes and is not a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704(b) of the Code.

(oo)    The agreement of limited partnership of the Operating Partnership has been duly and validly executed by the Company, in its capacity as sole General Partner of the Operating Partnership; the agreement of limited partnership of the Operating Partnership is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(pp)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates and/or any person that would give rise to a valid claim against the Company, any of its affiliates and/or the Manager for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

(qq)    The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds therefore described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Operating Partnership nor any of the Subsidiaries is an “investment company” as defined in the Investment Company Act.

(rr)    (i) The Company, the Operating Partnership and the Subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required to own their properties and conduct their businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except for failure to so possess as would not reasonably be expected to have a Material Adverse Effect; (ii) the Company, the Operating Partnership and the Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and except where such non-performance or noncompliance would not reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company, the Operating Partnership or the Subsidiaries to conduct their businesses.

(ss)    Neither the Company, the Operating Partnership, nor any of the Subsidiaries, nor any director, officer or employee of the Company or any of the Subsidiaries, nor to the knowledge of the Company the Operating Partnership, any agent, or other person acting on behalf of the Company, the Operating Partnership, or any of the Subsidiaries at the Company’s direction: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company or its subsidiaries; (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company, any of its Subsidiaries, any director, officer, agent, employee, or other person acting on behalf of the Company, the Operating Partnership or any of its Subsidiaries at the Company’s direction is subject. The Company and the Subsidiaries have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(tt)    The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries, and any international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(uu)    Neither the Company, the Operating Partnership, nor any of the Subsidiaries, nor any director, officer or employee of the Company or any of the Subsidiaries, nor to the knowledge of the Company, the Operating Partnership, any agent, or other person acting on behalf of the Company, the Operating Partnership, or any of the Subsidiaries at the Company’s direction, is currently subject to or the target of any sanctions administered or imposed by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Iran, North Korea, Sudan and Syria). Neither the Company, the Operating Partnership nor the Subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company or the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(vv)    The Company’s board of directors has validly appointed an audit committee thereof (the “Audit Committee”) whose composition satisfies the requirements of the Exchange Act, and the rules and regulations of the Commission adopted thereunder. The Audit Committee has adopted a charter that satisfies the Exchange Act and the rules and regulations of the Commission adopted thereunder.

(ww)    Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xx)    The Common Stock is “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act.

(yy)    The Company intends to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(zz)    Any certificate signed by any officer of the Company, the Operating Partnership or any of the Subsidiaries in such capacity and delivered to the Manager or to counsel for the Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, the Operating Partnership or the Subsidiaries, as the case may be, to the Managers as to matters covered thereby.

(aaa)    (i)(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology.

SECTION 3. Sale and Delivery of Shares. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Manager, as sales agent and/or principal, as and when it provides instructions, in its discretion, for the sale of the Shares, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail) to make sales of Shares and (C) the Company has satisfied its obligations under Section 6 hereof. The Company will designate in a notice delivered by electronic mail to the Manager substantially in the form attached hereto as Schedule C (a “Placement Notice”) the maximum number of Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or, together with all sales of Shares under this Agreement and the Alternative Distribution Agreements, in an amount in excess of the Maximum Number), any minimum price below which sales of Shares may not be effected and any other limitations specified by the Company and mutually agreed by the Manager. Subject to the terms and conditions of this Section 3(a), the Manager may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act (an “At the Market Offering”), including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares to or through a market maker, or directly to any customer or client of the Manager. The Manager may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.

(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that (A) such Suspension Period shall apply equally to the Manager and each Alternative Manager and (B) such Suspension Period shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(o), 4(p), 4(q), 4(r), 4(s) and 4(w) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii) The Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and the Manager.

(iv) The compensation to the Manager, as an agent of the Company, for sales of Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of any Shares sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company from the sale of such Shares (the “Net Proceeds”).

(v) If acting as sales agent hereunder, the Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day on which Shares are sold pursuant to this Section 3(a) setting forth (i) the number of Shares sold on such day, (ii) the Net Proceeds to the Company, and (iii) the compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of Shares pursuant to this Section 3(a) will occur on the second business day (or such earlier day as is industry practice for regular-way trading and as mutually agreed by the Company and the Manager) that is also a trading day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Net Proceeds from the sale of such Shares shall be delivered to the Company in same day funds to an account designated by the Company in writing prior to such Settlement Date against receipt of the Shares sold. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company or its transfer agent and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (each, as defined in Section 2(b), Section 3(a)(vi) and Section 4(o) hereof, respectively), the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the

Manager to use its commercially reasonable efforts to sell Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(viii) Notwithstanding anything to the contrary herein, the Manager shall not sell (1) Series A Preferred Shares at a price higher than the Series A Maximum Price. For the purposes hereof, the “Series A Maximum Price” shall mean: (a) through October 4, 2020, the product of (i) $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale and (ii) 1.005; and (b) on October 5, 2020 and thereafter, $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

(b)    If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company, the Operating Partnership and the Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)        (i) Under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement exceed the lesser of (A) the Maximum Number and (B) the amount available for offer and sale under the Prospectus and the Registration Statement, nor shall the aggregate number of Shares sold pursuant to this Agreement exceed the number of Shares authorized to be sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Manager in writing. Further, under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement together with the Shares sold pursuant to the Alternative Distribution Agreements, including any separate Terms Agreement or similar agreement covering principal transactions described herein and in the Alternative Distribution Agreements, exceed the Maximum Number.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other party, and sales of the Common Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)    Each sale of the Shares through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)        (i) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Manager, shall cancel any instructions for the offer or sale of any Shares, and the Manager shall not be obligated to offer or sell any Shares: (x) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (y) except as provided in clause (ii) of this Section 3(e), from seven calendar days prior to the date (each, an “Announcement Date”) of any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period (an “Earnings Announcement”) through and including the time that is 24 hours after the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such announcement or release.

(ii) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (1) prepare and deliver to the Manager (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, and obtain the consent of the Manager to the filing thereof (such consent not to be unreasonably withheld), (2) provide the Manager with the certificate, opinions/letters of counsel and Comfort Letter called for by Sections 4(o), 4(p), (q), (r) and (s) hereof, respectively, (3) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(w) hereof and (4) file such Earnings 8-K with the Commission, then the provisions of clause (y) of Section 3(e)(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after relevant Announcement Date) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any certificate, opinions/letters of counsel and Comfort Letter pursuant to this Section 3(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver certificates, opinions/letters of counsel and Comfort Letters as provided in Section 4 hereof and (B) this clause (ii) shall in no way affect or limit the operation of the provisions of clause (x) of Section 3(e)(i), which shall have independent application.

(f)    The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell Shares in accordance with the terms of this Agreement, and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement unless a Terms Agreement, in form and substance mutually satisfactory to the Company, the Operating Partnership and the Manager, shall have been executed by the Company, the Operating Partnership and the Manager.

(g)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one of the Manager or any of the Alternative Managers on any single given day, but in no event by the Manager and one or more Alternative Managers, and the Company shall in no event request that the Manager and any of the Alternative Managers sell Shares on the same day.

SECTION 4. Covenants of the Company. The Company agrees with the Manager:

(a)    During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act), to notify the Manager promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus, other than documents incorporated by reference, has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Manager; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act.

(b)    To promptly advise the Manager, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the Act in connection with any offering pursuant to the Registration Statement, or of any notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Prospectus or the General Disclosure Package, other than documents incorporated by reference, and to provide the Manager and its counsel copies of any such proposed amendment or supplement for review and comment in a reasonable amount of time prior to any proposed filing or use and to not file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities, including, without limitation, the Common Stock) to which the Manager shall have reasonably objected in writing (provided that such objection shall not prohibit the Company from filing such amendment or supplement if the Company’s legal counsel has advised the Company that the filing of such document is required by law).

(c)    To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Manager may reasonably request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)    To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares and to provide the Manager at the time of filing thereof a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, except for those documents available via EDGAR.

(e)     To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus complies with all applicable United States federal and State securities laws and would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change in such quantities as the Manager may reasonably request.

(f)    To furnish such information as may be required and otherwise to use its commercially reasonable efforts to cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(g)    To make generally available to its security holders and the Manager an earnings statement of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(h)    To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus and the General Disclosure Package.

(i)    At any time that the Company has instructed the Manager to sell Shares pursuant to Section 3(a)(i) but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Series A Preferred Stock or securities convertible into or exchangeable or exercisable for the Common Stock or Series A Preferred Stock or warrants or other rights to purchase Common Stock or Series A Preferred Stock or any other securities of the Company that are substantially similar to the Common Stock or Series A Preferred Stock or permit the registration under the Act of the offer or sale thereunder, in each case without giving the Manager at least one business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may, without written notice to the Manager, (i) subject to Section 3(g) hereof, offer and sell Shares through the Manager pursuant to this Agreement and Common Stock or Series A Preferred Stock through any Alternative Manager pursuant to any of the Alternative Distribution

Agreements, (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission under the Exchange Act, (iii) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act, (iv) issue shares pursuant to any dividend reinvestment or employee share purchase plan described in the Company’s reports filed with the Commission under the Exchange Act, (v) issue shares upon the exercise of outstanding options, or other outstanding securities, as described in the Company’s reports filed with the Commission under the Exchange Act and (vi) issue Common Stock upon the redemption of outstanding OP Units, including profits interests units, or issue Series A Preferred Stock upon the redemption of outstanding Series A Preferred Units, in accordance with the Operating Partnership Agreement. In the event that written notice of a proposed transaction prohibited hereunder is provided by the Company pursuant to this Section 4(j), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(j)    To obtain the written consent of the Manager and each Alternative Manager, in each case, not to be unreasonably withheld or delayed, prior to issuing any free writing prospectus (other than any Permitted Free Writing Prospectus), and to retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 424 and Rule 433 under the Act.

(k)    To not enter into contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person any registration rights with respect to any of their respective equity securities that are exercisable under the Registration Statement or the Prospectus or otherwise as a result of a sale of any Shares.

(l)    To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(m)    To use its commercially reasonable efforts to maintain the listings of the Common Stock and Series A Preferred Stock on the NYSE.

(n)    To advise the Manager promptly after it shall have received notice or obtained knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 6 hereof.

(o)    On or prior to the date that the Shares are first sold under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (a) by an amendment or supplement providing solely for the determination of the terms of the Shares, (b) in connection with the filing of a prospectus supplement that contains solely information relating to Shares sold pursuant to this Agreement or any Alternative Distribution Agreement, (c) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (d) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock and Series A Preferred Stock), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto containing financial information, (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act or (iv) the Manager may reasonably request (the date the Shares are first sold under this Agreement, the date of any recommencement of the offering of Shares following a Suspension Period, each date referred to in subclauses (i) through (iv) above and any time of request pursuant to this Section 4(o) are collectively referred to as a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of or promptly after the Representation Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement, the

Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this Section 4(o) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(p)    At or promptly after each Representation Date, to furnish or cause to be furnished forthwith to the Manager (i) a written opinion of Hunton Andrews Kurth LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, Company Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended or supplemented at such Representation Date); provided further that the obligation of the Company under this Section 4(p) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(q)    At or promptly after each Representation Date, to furnish or cause to be furnished forthwith to the Manager (i) a written opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company and Maryland limited partnership counsel for the Operating Partnership (“Maryland Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, Maryland Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided further that the obligation of the Company under this Section 4(q) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(r)    At or promptly after each Representation Date, Morgan, Lewis & Bockius LLP, counsel to the Manager, or other counsel reasonably satisfactory to the Manager, shall deliver a written opinion, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager; provided that the obligation under this Section 4(r) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(s)    At or promptly after each Representation Date, to cause KPMG LLP, or other independent accountants reasonably satisfactory to the Manager, forthwith to furnish the Manager a letter (a “Comfort Letter”), dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, which Comfort Letter shall contain statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus; provided that the obligation of the Company under this Section 4(s) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such

Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(t)    The Company acknowledges that the Manager may trade in Common Stock or Series A Preferred Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u)    If, to the knowledge of the Company, any condition set forth in Sections 6(a) or 6(i) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(v)    To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the aggregate number of the Shares sold through or to the Manager and the Alternative Managers under this Agreement and the Alternative Distribution Agreements, the aggregate Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(w)    To (i) reasonably cooperate with any reasonable due diligence review requested by the Manager or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (x) at the commencement of each intended offering pursuant to this Agreement, any Time of Sale or any Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP for an update on diligence matters with representatives of the Manager, and (y) at each Representation Date or otherwise as the Manager may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP for one or more due diligence sessions with representatives of the Manager and its counsel, and (ii) conduct a due diligence session at or promptly after each Representation Date, in a form and substance satisfactory to the Manager, which shall include representatives of the management and the accountants of the Company.

(x)    To ensure that prior to instructing the Manager to sell Shares, the Company shall have obtained all necessary authority for the offer and sale of such Shares.

(y)    To use its reasonable commercial efforts to qualify as a REIT under the Code for its taxable year ending December 31, 2020, and for each of its succeeding taxable years during the term of this Agreement for so long as its Board of Directors deems it in the best interest of the Company’s stockholders to remain so qualified.

(z)    That each request by the Company of an offer to sell Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(aa)    Not to distribute any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any other free writing prospectus issued pursuant to Section 4(j) hereto and any other written materials permitted by the Act.

(bb)    To pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act, except to the extent such filing fees have been paid prior to the date hereof.

(cc)    The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares.

SECTION 5. Payment of Expenses. Except as otherwise agreed in writing among the Company, the Manager and each Alternative Manager, the Company agrees with the Manager, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors of the Company, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, each free writing prospectus (as defined in Rule 433 under the Act) prepared by or on behalf of, used by, or referred to by the Company and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Manager in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Manager, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Manager of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with listing the Shares on the NYSE. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.

SECTION 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership on the date hereof, any Representation Date, any Time of Sale and as of any Settlement Date, (ii) the performance by the Company and the Operating Partnership of their respective obligations hereunder and (iii) to the following additional conditions precedent.

(a)    (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8A, 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (v) no General Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (vi) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)    (i) None of the Company, the Operating Partnership or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business or the Properties from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock of the Company or OP Units or Series A Preferred Units of the Operating Partnership or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or unitholders’ equity, as applicable, or results of operations of the Company, the Operating Partnership or their respective subsidiaries, considered as one enterprise, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Manager’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering and sale of the Shares contemplated hereunder on the terms and in the manner contemplated in the Prospectus.

(c)    On every date specified in Section 4(p) hereof, the Manager shall have received an opinion of Company Counsel, or other counsel reasonably satisfactory to the Manager, in form reasonably satisfactory to the Manager, with respect to the matters set forth in Exhibit A-1 and Exhibit A-2 hereto, dated such date.

(d)    On every date specified in Section 4(q) hereof, the Manager shall have received an opinion of Maryland Counsel, or other counsel reasonably satisfactory to the Manager, in form reasonably satisfactory to the Manager, with respect to the matters set forth in Exhibit B hereto, dated such date.

(e)    On every date specified in Section 4(s) hereof, the Manager shall have received from KPMG LLP, or other independent accountants reasonably satisfactory to the Manager, in form and substance reasonably satisfactory to the Manager, a Comfort Letter, dated as of such date.

(f)    On every date specified in Section 4(o) hereof, the Manager shall have received a certificate executed on behalf of the Company, for itself and in its capacity as the general partner of the Operating Partnership, by its Chief Executive Officer, President and any Executive Vice President and the Chief Financial Officer to the effect that (i) the representations and warranties of the Company and the Operating Partnership as set forth in Section 2 are true and correct as of the Representation Date, (ii) the Company and the Operating Partnership have performed their respective obligations under this Agreement that they are required to perform on or prior to such Representation Date, (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of the Company and the Operating Partnership, threatened by the Commission and (iv) for the period from and including the date of this Agreement through and including such Representation Date, there has not occurred any Material Adverse Effect.

(g)    On every date specified in Section 4(r) hereof, the Manager shall have received an opinion of Morgan, Lewis & Bockius LLP, counsel to the Manager, or other counsel reasonably satisfactory to the Manager, in form and substance reasonably satisfactory to the Manager, dated such date.

(h)    All filings with the Commission required by Rule 424 and Rule 433 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 and Rule 433.

(i)    The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the first Settlement Date.

(j)    The Manager shall have received from the Company all due diligence materials and information reasonably requested by the Manager or its counsel necessary for the Manager to satisfy its due diligence obligations.

(k)    As of the first Settlement Date, the Articles of Supplementary shall have been accepted for record by the SDAT and shall be effective under Maryland law.

(l)    As of the first Settlement Date, the Manager shall have received a copy of the Operating Partnership Agreement Amendment duly authorized, executed and delivered by the Company.

SECTION 7. Indemnification and Contribution.

(a)    Each of the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Manager and its affiliates, directors, officers, employees and agents and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 12 of the Exchange Act, against any loss, claim, damage, liability or expense, joint or several as incurred, to which such Manager or such affiliate, director, officer, employee, agent or controlling person may become subject under the Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted pursuant to Section 7(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Manager and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Manager or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to the Manager furnished to the Company by the Manager expressly for use in the Prospectus Supplement (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 12 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Manager or is otherwise permitted pursuant to Section 7(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus, or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus Supplement or any Permitted Free Writing Prospectus, in reliance upon and in conformity with written information relating to the Manager furnished to the Company by the Manager expressly for use therein, and to reimburse the Company or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Manager may otherwise have. The Company and the Operating Partnership hereby acknowledge that the only information that the Manager has furnished to the Company expressly for use in the Disclosure Package or the Prospectus Supplement is the legal and marketing names of such Manager as appearing on (i) the front cover page and back cover page of the Prospectus Supplement and (ii) under the caption “Plan of Distribution” in the Prospectus Supplement.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (excluding local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Manager (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)    The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)    If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager from the offering of the related Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Manager shall be deemed to be in the same respective proportions as the total proceeds from the offering of the related Shares (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by the Manager hereunder in respect of such Shares, bear to the aggregate public offering price of such Shares. The relative fault of the Company and the Manager shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e). Notwithstanding the provisions of this Section 7(e), the Manager shall not be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The Company and the Manager agree promptly to notify each other of the commencement of any action against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its affiliates, directors, officers, employees, agents or any person (including each officer, director, employee or agent of such person) who controls the Manager within the meaning of the Act or the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of the Act or the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 and this Section 9(a) hereof shall remain in full force and effect notwithstanding such termination.

(b)    The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 and this Section 9(b) hereof shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) hereof or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 and this Section 9(c) hereof shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e)    Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Manager on the terms and subject to the conditions set forth herein that, together with sales under each of the Alternative Distribution Agreements, equal the Maximum Number, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and this Section 9(e) shall remain in full force and effect.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or transmitted by any standard form of telecommunication and, if to the Manager, shall be sufficient in all respects if delivered or sent to B. Riley FBR, Inc., 299 Park Ave, 21st Floor, New York, New York 10171, Attention: Legal Department with a copy to dpalmadesso@brileyfin.com; and, if sent to the Company or the Operating Partnership, shall be delivered or sent to City Office REIT, Inc., 666 Burrard Street, Suite 3210, Vancouver, British Columbia, V6C 2X8, with a copy to Hunton Andrews Kurth LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, Attention: James V. Davidson. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company, the Operating Partnership and the Manager and, to the extent provided in Section 7 hereof, the controlling persons, affiliates, directors, officers, employees and agents referred to in such section. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that the Manager act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no claim arising under this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Operating Partnership consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Operating Partnership hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager, the Company and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Operating Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Company, the Operating Partnership and the Manager and their successors and assigns and any successor or assign of any substantial portion of their respective businesses and/or assets.

SECTION 21. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto.

SECTION 22. Miscellaneous. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of the Manager.

SECTION 23. Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that the Manager or any Alternative Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or Alternative Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Manager or any Alternative Manager that is a Covered Entity or a BHC Act Affiliate of such Manager or Alternative Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Manager or any Alternative Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Manager. Alternatively, the execution of this Agreement by the Company and the Operating Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

CITY OFFICE REIT, INC.

By:	/s/ James Farrar
Name:	James Farrar
Title:	Chief Executive Officer

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

By:	CITY OFFICE REIT, INC., its general partner

By:	/s/ James Farrar
Name:	James Farrar
Title:	Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date

first above written

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Senior Managing Director, Co-Head of Investment Banking

[Signature Page to Equity Distribution Agreement]